Amended and Restated Bylaws
                       of Rockport Healthcare Group, Inc.
                             a Delaware corporation

                                   ARTICLE 1.
                                  DEFINITIONS

     1.1     Definitions.  Unless  the  context  clearly  requires otherwise, in
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these  Bylaws:

          (a) "Certificate of Incorporation" means the Certificate of Incorporation of Rockport Healthcare Group, Inc. as filed with the Secretary of State of the State of Delaware and includes all amendments thereto and restatements thereof subsequently filed.

          (b)     "Board"  means  the  board  of  directors  of  the  Company.

          (c) "Bylaws" means these bylaws as adopted by the Board and includes amendments subsequently adopted by the Board or by the Stockholders.

          (d) "Company" means Rockport Healthcare Group, Inc., a Delaware corporation.

          (e)     "Section"  refers  to  sections  of  these  Bylaws.

          (f)     "Stockholder"  means  stockholders  of  record of the Company.

     1.2     Offices.  The  title  of  an office refers to the person or persons
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who  at  any  given  time  perform  the duties of that particular office for the
Company.

                                   ARTICLE 2.
                                    OFFICES

     2.1     Principal  Office.  The  Company  may  locate  its principal office
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within or without the state of incorporation as the Board may determine.

     2.2     Registered  Office.  The  registered office of the Company required
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by  law  to be maintained in the state of incorporation may be, but need not be, the same as the principal place of business of the Company. The Board may change the address of the registered office from time to time.

     2.3     Other  Offices.  The Company may have offices at such other places,
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either  within or without the state of incorporation, as the Board may designate or as the business of the Company may require from time to time.

                                   ARTICLE 3.
                            MEETINGS OF STOCKHOLDERS

     3.1     Annual  Meetings.  The Stockholders of the Company shall hold their
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annual meetings for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings at such time, date, and place, as the Board shall determine by resolution.

     3.2     Special Meetings.  Only  the  Board  of  Directors may call special
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meetings  of  the  Stockholders  of  the  Company at any time for any purpose or purposes. Such meetings may not be called by any other person. No business may be transacted at such special meeting otherwise than specified in the resolution calling for the meeting. The Board of Directors shall determine the time and place of such special meeting. Upon determination of the time and place of the


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meeting,  notice  shall  be  given  to  the  Stockholders  entitled  to vote, in accordance with the provisions of these Bylaws. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of Stockholders may be held.

     3.3     Place  of  Meetings.  The  Stockholders  shall hold all meetings at
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such  places,  within  or  without  the  State  of  Delaware,  as the Board or a committee of the Board shall specify in the notice or waiver of notice for such meetings.

     3.4     Notice of Meetings.  Except as otherwise required by law, the Board
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or  a  committee of the Board shall give notice of each meeting of Stockholders, whether annual or special, not less than 10 nor more than 60 days before the date of the meeting. The Board or a committee of the Board shall deliver a notice to each Stockholder entitled to vote at such meeting by delivering a typewritten or printed notice directed to him at his address as it appears on the records of the Company. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Company. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Company that he has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated therein. Every notice of a meeting of the Stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, also shall state the purpose or purposes of the meeting.

     3.5     Notice of Stockholder Business and Nominations.
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          (a)  Annual  Meetings  of Stockholders. (1) Nominations of persons for
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     election  to  the  Board  of  Directors  of the Company and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (a) pursuant to the Company's notice of meeting,
     (b) by or at the direction of the Board of Directors or (c) by any Stockholder of the Company who was a Stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Bylaw, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days from such anniversary date, notice by the Stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder's notice as described above. Such Stockholder's notice shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the


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     class  and number of shares of the Company which are owned beneficially and of  record  by  such  Stockholder  and  such  beneficial  owner.

          (b)  General.  (1)  Only  such persons who are nominated in accordance
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     with  the  procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

          (3) Notwithstanding the foregoing provisions of this Bylaw, a Stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of Stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

     3.6     Waiver  of Notice.  Whenever these Bylaws require written notice, a
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written  waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of, any regular or special meeting of the Stockholders, directors, or members of a committee of the Board.

     3.7     Adjournment of Meeting.  When the Stockholders adjourn a meeting to
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another  time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Stockholders may transact any business, which they may have transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment, the Board or a committee of the Board fixes a new record date for the adjourned meeting, the Board or a committee of the Board shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at the meeting.

     3.8     Quorum.  Except  as  otherwise  required  by  law, the holders of a
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majority  of  all  of  the  shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes at any meeting of the Stockholders. In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the Stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting to another place, date, or time.

     3.9     Organization.  Such  person as the Board may have designated or, in
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the  absence of such a person, the highest ranking officer of the Company who is present shall call to order any meeting of the Stockholders, determine the presence of a quorum, and act as chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Company, the chairman shall appoint someone to act as the secretary of the meeting.


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     3.10     Conduct  of Business.  The chairman of any meeting of Stockholders
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shall  determine  the  order  of  business  and  the  procedure  at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems in order.

     3.11     List  of  Stockholders.  At  least 10 days before every meeting of
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Stockholders, the Secretary shall prepare a list of the Stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. The Company shall make the list available for examination by any Stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting will take place or at the place designated in the notice of the meeting. The Secretary shall produce and keep the list at the time and place of the meeting during the entire duration of the meeting, and any Stockholder who is present may inspect the list at the meeting. The list shall constitute presumptive proof of the identity of the Stockholders entitled to vote at the meeting and the number of shares each Stockholder holds. A determination of Stockholders entitled to vote at any meeting of Stockholders pursuant to this Section shall apply to any adjournment thereof.

     3.12     Fixing  of  Record  Date.  For  the  purpose  of  determining
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Stockholders  entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board or a committee of the Board may fix in advance a date as the record date for any such determination of Stockholders. However, the Board shall not fix such date, in any case, more than 60 days nor less than 10 days prior to the date of the particular action. If the Board or a committee of the Board does not fix a record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, the record date shall be at the close of business on the day next preceding the day on which notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held or the date on which the Board adopts the resolution declaring a dividend.

     3.13     Voting  of Shares.  Each Stockholder shall have one vote for every
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share  of  stock  having voting rights registered in his name on the record date for the meeting. The Company shall not have the right to vote treasury stock of the Company, nor shall another corporation have the right to vote its stock of the Company if the Company holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation. Persons holding stock of the Company in a fiduciary capacity shall have the right to vote such stock. Persons who have pledged their stock of the Company shall have the right to vote such stock unless in the transfer on the books of the Company the pledgor expressly empowered the pledgee to vote such stock. In that event, only the pledgee, or his proxy, may represent such stock and vote thereon. A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall determine all elections of Directors and, except when the law or Certificate of Incorporation requires otherwise, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall determine all other matters. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Upon demand by a Stockholder entitled to vote, or his proxy, the Stockholders shall vote by ballot. In that event, each ballot shall state the name of the Stockholder or proxy voting, the number of shares voted and such other information as the Company may require under the procedure established for the meeting.

     3.14     Inspectors.  At  any  meeting  in  which  the Stockholders vote by
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ballot,  the  chairman may appoint one or more inspectors.  Each inspector shall take and sign an oath to execute the duties of inspector at such meeting faithfully, with strict impartiality, and according to the best of his ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.


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The  certification  required herein shall take the form of a subscribed, written report prepared by the inspectors and delivered to the Secretary of the Company. An inspector need not be a Stockholder of the Company, and any officer of the Company may be an inspector on any question other than a vote for or against a proposal in which he has a material interest.

     3.15     Proxies.  Every  person  entitled to vote for directors, or on any
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other  matter,  shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Company, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the Stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Stockholder or the Stockholder's attorney-in-fact. The provisions of Section 212(e) of the General Corporation Law of Delaware shall govern the revocability of a proxy that states on its face that it is irrevocable.

     3.16     Action  by Consent.  Any action required to be taken at any annual
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or  special  meeting  of  Stockholders of the Company or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the Company, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

                                   ARTICLE 4.
                               BOARD OF DIRECTORS

     4.1     General Powers.  The Board shall manage the property, business, and
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affairs  of  the  Company.

     4.2     Number.  The  number  of  directors  who shall constitute the Board
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shall equal not less than one, and shall be determined by the Board of Directors by  resolution  from  time  to  time.

     4.3     Election  of Directors and Term of Office.  The Stockholders of the
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Company  shall  elect  the  directors  at the annual or adjourned annual meeting
(except as otherwise provided herein for the filling of vacancies). Each director shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

     4.4     Resignations. Any director of the Company may resign at any time by
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giving  written  notice  to  the  Board or to the Secretary of the Company.  Any
resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

     4.5     Removal. Unless otherwise restricted by statute, by the Certificate
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of  Incorporation,  or  by  these  Bylaws,  any  director or the entire Board of
Directors may be removed only with cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     4.6     Vacancies.  A  majority  of  the remaining directors, although less
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than  a  quorum, or a sole remaining director may fill any vacancy on the Board,


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whether  because  of  death,  resignation,  disqualification, an increase in the number of directors, or any other cause. Any director elected to fill a vacancy shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

     4.7     Chairman  of  the  Board.  At the initial and annual meeting of the
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Board,  the  directors  may  elect  from their number a Chairman of the Board of
Directors. The Chairman shall preside at all meetings of the Board and shall perform such other duties as the Board may direct. The Board also may elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.

     4.8     Compensation. The Board may compensate directors for their services
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and may provide for the payment of all expenses the directors incur by attending meetings of the Board or otherwise.

                                   ARTICLE 5.
                              MEETINGS OF DIRECTORS

     5.1     Regular  Meetings.  The  Board  may  hold  regular meetings at such
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places,  dates,  and  times, as the Board shall establish by resolution.  If any day fixed for a meeting falls on a legal holiday, the Board shall hold the meeting at the same place and time on the next succeeding business day. The
Board  need  not  give  notice  of  regular  meetings.

     5.2     Place  of  Meetings.  The  Board may hold any of its meetings in or
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out of the State of Delaware, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such places as the persons calling the meeting may designate.

     5.3     Meetings  by Telecommunications.  The Board or any committee of the
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Board  may  hold  meetings  by  means  of  conference  telephone  or  similar telecommunications equipment that enable all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

     5.4     Special  Meetings.  The  Chairman of the Board, the President, or a
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majority  of  the  directors  then  in  office may call a special meeting of the
Board. The person or persons authorized to call special meetings of the Board may fix any place, either in or out of the State of Delaware as the place for the meeting.

     5.5     Notice of Special Meetings. The person or persons calling a special
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meeting  of  the  Board  shall give written notice to each director of the time, place, date and purpose of the meeting of not less than four business days if by mail and not less than 24 hours if by facsimile or in person before the date of the meeting. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, to such director. A director may waive notice of any special meeting, and any meeting shall constitute a legal meeting without notice if all the directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to such meeting, or an approval of the minutes of the meeting. A notice or waiver of notice need not specify the purposes of the meeting or the business that the Board will transact at the meeting.

     5.6     Waiver  by  Presence.  Except  when  expressly  for  the purpose of
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objecting to the legality of a meeting, a director's presence at a meeting shall constitute  a  waiver  of  notice  of  such  meeting.

     5.7     Quorum.  A  majority  of  the  directors  then  in  office  shall
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constitute  a  quorum  for  all  purposes  at  any meeting of the Board.  In the absence of a quorum, a majority of directors present at any meeting may adjourn the meeting to another place, date or time without further notice. No proxies shall be given by directors to any person for purposes of voting or establishing a quorum at a directors meetings.

     5.8     Conduct  of  Business.  The  Board  shall transact business in such
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order  and  manner  as  the  Board  may  determine.  Except  as the law requires otherwise,  the  Board  shall determine all matters by the vote of a majority of


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the  directors present at a meeting at which a quorum is present.  The directors shall  act as a Board, and the individual directors shall have no power as such.

     5.9     Action  by Consent.  The Board or a committee of the Board may take
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any  required  or permitted action without a meeting if all members of the Board or committee consent thereto in writing and file such consent with the minutes of the proceedings of the Board or committee.

                                   ARTICLE 6.
                                   COMMITTEES

     6.1     Committees  of  the Board.  The Board may designate, by a vote of a
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majority  of  the  directors  then  in  office,  committees  of  the Board.  The committees shall serve at the pleasure of the Board and shall possess such lawfully delegable powers and duties as the Board may confer.

     6.2     Selection of Committee Members.  The Board shall elect by a vote of
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a  majority  of the directors then in office a director or directors to serve as the member or members of a committee. By the same vote, the Board may designate other directors as alternate members who may replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint by unanimous vote another member of the Board to act at the meeting in the place of the absent or disqualified member.

     6.3     Conduct  of  Business.  Each committee may determine the procedural
             ---------------------
rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise. Each committee shall make adequate provision for notice of all meetings to members. A majority of the members of the committee shall constitute a quorum, unless the committee consists of one or two members. In that event, one member shall constitute a quorum. A majority vote of the members present shall determine all matters. A committee may take action without a meeting if all the members of the committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

     6.4     Authority.  Any  committee, to the extent the Board provides, shall
             ---------
have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the affixation of the Company's seal to all instruments which may require or permit it. However, no committee shall have any power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Stockholders a dissolution of the Company or a revocation of a dissolution of the Company, or amending these Bylaws. Unless a resolution of the Board expressly provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

     6.5     Minutes.  Each  committee  shall  keep  regular  minutes  of  its
             -------
proceedings and report the same to the Board when required.

                                   ARTICLE 7.
                                    OFFICERS

     7.1     Officers of the Company.  The officers of the Company shall consist
             -----------------------
of a President, a Secretary and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board may designate and elect from time to time. The same person may hold at the same time any two or more offices, unless otherwise prohibited.

     7.2     Election  and  Term.  The  Board  shall  elect  the officers of the
             -------------------
Company. Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

     7.3     Compensation  of Officers.  The Board shall fix the compensation of
             -------------------------
all officers of the Company. No officer shall serve the Company in any other capacity and receive compensation, unless the Board authorizes the additional compensation.

     7.4     Removal  of  Officers and Agents.  The Board may remove any officer
             --------------------------------
or  agent  it  has  elected  or  appointed  at  any time, with or without cause.

     7.5     Resignation of Officers and Agents.  Any officer or agent the Board
             ----------------------------------
has elected or appointed may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified. Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.

     7.6     President.  The  President  shall be the chief operating officer of
             ---------
the Company and, subject to the Board's control, shall supervise and direct all of the business and affairs of the Company. When present, he shall sign (with or without the Secretary, an Assistant Secretary, or any other officer or agent of the Company which the Board has authorized) deeds, mortgages, bonds, contracts or other instruments which the Board has authorized an officer or agent of the Company to execute. However, the President shall not sign any instrument which the law, these Bylaws, or the Board expressly require some other officer or agent of the Company to sign and execute. In general, the President shall perform all duties incident to the office of President and such other duties as the Board may prescribe from time to time.

     7.7     Vice  Presidents.  In  the absence of the President or in the event
             ----------------
of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless the Board determines otherwise, shall perform the duties of the President. When acting as the President, a Vice President shall have all the powers and restrictions of the Presidency. A Vice President shall perform such other duties as the President or the Board may assign to him from time to time.

     7.8     Secretary.  The  Secretary  shall  (a)  keep  the  minutes  of  the
             ---------
meetings of the Stockholders and of the Board in one or more books for that purpose, (b) give all notices which these Bylaws or the law requires, (c) serve as custodian of the records and seal of the Company, (d) affix the seal of the corporation to all documents which the Board has authorized execution on behalf of the Company under seal, (e) maintain a register of the address of each Stockholder of the Company, (f) sign, with the President, a Vice President, or any other officer or agent of the Company which the Board has authorized, certificates for shares of the Company, (g) have charge of the stock transfer books of the Company, and (h) perform all duties which the President or the Board may assign to him from time to time.

     7.9     Assistant  Secretaries.  In  the absence of the Secretary or in the
             ----------------------
event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless the Board determines otherwise, shall perform the duties of the Secretary. When acting as the Secretary, an Assistant Secretary shall have the powers and restrictions of the Secretary. An Assistant Secretary shall perform such other duties as the President, Secretary or Board may assign from time to time.

     7.10     Treasurer.  The  Treasurer  shall  (a) have responsibility for all
              ---------
funds and securities of the Company, (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, (c) deposit all moneys in the name of the Company in depositories which the Board selects, and
(d) perform all of the duties which the President or the Board may assign to him from time to time.

     7.11     Assistant  Treasurers.  In  the absence of the Treasurer or in the
              ---------------------
event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless the Board determines otherwise, shall perform the duties of the Treasurer. When acting as the Treasurer, an Assistant Treasurer shall have the powers and restrictions of the Treasurer. An Assistant Treasurer shall perform such other duties as the

Treasurer, the President, or the Board may assign to him from time to time.

     7.12     Delegation  of  Authority.  Notwithstanding any provision of these
              -------------------------
Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

     7.13     Action  with  Respect to Securities of Other Corporations.  Unless
              ---------------------------------------------------------
the Board directs otherwise, the President shall have the power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Company holds securities. Furthermore, unless the Board directs otherwise, the President shall exercise any and all rights and powers which the Company possesses by reason of its ownership of securities in another corporation.

     7.14     Vacancies.  The  Board  may fill any vacancy in any office because
              ---------
of death, resignation, removal, disqualification or any other cause in the manner, which these Bylaws prescribe for the regular appointment to such office.

                                   ARTICLE 8.
                CONTRACTS, LOANS, DRAFTS, DEPOSITS AND ACCOUNTS

     8.1     Contracts.  The  Board may authorize any officer or officers, agent
             ---------
or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company. The Board may make such authorization general or special.

     8.2     Drafts.  The  President,  any  Vice  President,  the Treasurer, any
             ------
Assistant Treasurer, and such other persons as the Board shall determine shall issue all checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable by the Company.

     8.3     Deposits.  The Treasurer shall deposit all funds of the Company not
             --------
otherwise employed in such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select. For the purpose of deposit and collection for the account of the Company, the President or the Treasurer (or any other officer, assistant, agent or attorney of the Company whom the Board has authorized) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Company.

     8.4     General  and  Special  Bank  Accounts.  The Board may authorize the
             -------------------------------------
opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE 9.
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     9.1     Certificates for Shares.  Every owner of stock of the Company shall
             -----------------------
have the right to receive a certificate or certificates, certifying to the number and class of shares of the stock of the Company which he owns. The Board shall determine the form of the certificates for the shares of stock of the Company. The Secretary, transfer agent, or registrar of the Company shall number the certificates representing shares of the stock of the Company in the order in which the Company issues them. The President or any Vice President and the Secretary or any Assistant Secretary shall sign the certificates in the name of the Company. Any or all certificates may contain facsimile signatures. In case any officer, transfer agent, or registrar who has signed a certificate, or whose facsimile signature appears on a certificate, ceases to serve as such officer, transfer agent, or registrar before the Company issues the certificate, the Company may issue the certificate with the same effect as though the person who signed such certificate, or whose facsimile signature appears on the certificate, was such officer, transfer agent, or registrar at the date of issue. The Secretary, transfer agent, or registrar of the Company shall keep a record in the stock transfer books of the Company of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class of shares represented by the certificates and the dates thereof and, in the case of cancellation, the dates of cancellation. The Secretary, transfer agent, or registrar of the Company shall cancel every certificate surrendered to the Company for exchange or transfer. Except in the case of a lost, destroyed, stolen or mutilated certificate, the Secretary, transfer agent, or registrar of the Company shall not issue a new certificate in exchange for an existing certificate until he has cancelled the existing certificate.

     9.2     Transfer  of Shares.  A holder of record of shares of the Company's
             -------------------
stock, or his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary, transfer agent or registrar of the Company, may transfer his shares only on the stock transfer books of the Company. Such person shall furnish to the Secretary, transfer agent, or registrar of the Company proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares. Whenever a holder of record of shares of the Company's stock makes a transfer of shares for collateral security, the Secretary, transfer agent, or registrar of the Company shall state such fact in the entry of transfer if the transferor and the transferee request.

     9.3     Lost  Certificates.  The  Board  may direct the Secretary, transfer
             ------------------
agent, or registrar of the Company to issue a new certificate to any holder of record of shares of the Company's stock claiming that he has lost such certificate, or that someone has stolen, destroyed or mutilated such certificate, upon the receipt of an affidavit from such holder to such fact. When authorizing the issue of a new certificate, the Board, in its discretion may require as a condition precedent to the issuance that the owner of such certificate give the Company a bond of indemnity in such form and amount as the Board may direct.

     9.4     Regulations.  The  Board  may  make such rules and regulations, not
             -----------
inconsistent with these Bylaws, as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock of the corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer agents, or one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

     9.5     Holder  of  Record.  The  Company  may  treat as absolute owners of
             ------------------
shares the person in whose name the shares stand of record as if that person had full competency, capacity and authority to exercise all rights of ownership, despite any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation, or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate. However, the Company may treat any person furnishing proof of his appointment as a fiduciary as if he were the holder of record of the shares.

     9.6     Treasury  Shares.  Treasury  shares of the Company shall consist of
             ----------------
shares which the Company has issued and thereafter acquired but not canceled. Treasury shares shall not carry voting or dividend rights.

                                  ARTICLE 10.
                                INDEMNIFICATION

     10.1 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     10.2 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     10.3 To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 10.1 and 10.2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     10.4 Any indemnification under subsections 10.1 and 10.2 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections 10.1 and
10.2 of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     10.5 Expenses (including attorneys' fees) incurred by an officer or director in defending in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     10.6 The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     10.7 The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article.

     10.8 For purposes of this section references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     10.9 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     10.10 Nothing contained in this Article 10, or elsewhere in these Bylaws, shall operate to indemnify any director or officer is such indemnification is contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable state or Federal law.

                                  ARTICLE 11.
                                    NOTICES

     11.1     General.  Whenever these Bylaws require notice to any Stockholder,
              -------
director, officer or agent, such notice does not mean personal notice. A person may give effective notice under these Bylaws in every case by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Stockholder, director, officer or agent at his address on the books of the Company. Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.

     11.2     Waiver of Notice. Whenever the law or these Bylaws require notice,
              ----------------
the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.

                                   ARTICLE 12.
                                  MISCELLANEOUS

     12.1     Facsimile  Signatures.  In  addition  to  the  use  of  facsimile
              ---------------------
signatures which these Bylaws specifically authorize, the Company may use such facsimile signatures of any officer or officers, agents or agent, of the Company as the Board or a committee of the Board may authorize.

     12.2     Corporate  Seal.  The  Board  may  provide  for  a  suitable  seal
              ---------------
containing the name of the Company, of which the Secretary shall be in charge. The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board or a committee of the Board so directs.

     12.3     Fiscal Year.  The Board shall have the authority to fix and change
              -----------
the fiscal year of the Company.

                                  ARTICLE 13.
                                   AMENDMENTS

     The Bylaws of the Company may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Company may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the Stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

     The foregoing Amended and Restated Bylaws have been duly adopted by this Company's Board of Directors at a meeting duly held on July 18, 2002.



                                            /s/  Larry Hinson
                                            ------------------------------------
                                            Larry  Hinson,  Secretary